Exhibit 99.1

(1)           Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer’s initial public offering becomes effective. Includes 120,673 shares owned directly by DLJCC, 7,932 shares owned directly by Sprout CEO and 681,455 shares owned by Sprout VII.

(2)           Dr. Philippe Chambon, in his capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 3/A relates. Dr. Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Sprout Capital IX, L.P. (“Sprout IX”), Sprout Capital VIII, L.P. (“Sprout VIII”), Sprout Capital VII, L.P. (“Sprout VII”), Sprout CEO Fund, L.P. (“Sprout CEO”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”), Sprout IX Plan Investors, L.P. (“IX Plan”), Sprout Plan Investors, L.P. (“Plan Investors”), Sprout Venture Capital, L.P. (“Sprout Venture”) and DLJ ESC II, L.P. (“ESC II”) are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation, is the managing general partner of Associates IX. DLJ Associates VIII, L.P. (“Associates VIII”), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ Capital Associates VIII, Inc. (“DLJCA VIII”), a Delaware corporation, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. (“Associates VII”), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. (“DLJCA VII”), a Delaware corporation, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates IX, Associates VIII and Associates VII. DLJ LBO Plans Management Corporation II (“DLJLBO”), a Delaware corporation, is the general partner of IX Plan and Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors.